SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant                                   /X/
Filed by a Party other than the Registrant                / /

Check the appropriate box:

    / /  Preliminary Proxy Statement
    / / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12

                          Acrodyne Communications, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                      A. Robert Mancuso, President and CEO
                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

    /X/  No fee required.

    / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         1)   Title of each class of securities to which transaction applies:
         2)   Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         4)   Proposed maximum aggregate value of transaction:
         5)   Total fee paid:

    / /  Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)   Amount Previously Paid:
         2)   Form, Schedule or Registration Statement No.:
         3)   Filing Party:
         4)   Date Filed:

                          ACRODYNE COMMUNICATIONS, INC.
                             516 Township Line Road
                               Blue Bell, PA 19422


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  To Be Held On
                                  June 7, 2000


     The 2000 Annual Meeting of Stockholders (the "Meeting") of Acrodyne Communications, Inc., (the "Company") will be held at the Sinclair Building, 10706 Beaver Dam Road, Cockeysville, Maryland 21030, Second Floor at 11:00 A.M., local time, for the following purpose:

     To consider and vote on the following proposals:

     (1) The Election of seven directors to serve for the ensuing year and until their successors are elected.

     (2) The ratification of Arthur Andersen LLP as the auditors of the Company.

     (3) To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The record date for determining stockholders of record eligible to vote at the Meeting is April 19, 2000.

                                           By Order of the Board of Directors,

                                           /s/ David B. Amy
                                           David B. Amy,
                                           Secretary

April 30, 2000



     Stockholders are invited to attend the meeting in person.

STOCKHOLDERS CAN HELP MANAGEMENT AVOID UNNECESSARY EXPENSE AND DELAYS BY PROMPTLY RETURNING THE ENCLOSED PROXY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. THEREFORE, PLEASE FILL OUT, DATE, SIGN AND RETURN THE PROXY IN THE STAMPED AND ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE.

                          ACRODYNE COMMUNICATIONS, INC.
                             516 Township Line Road
                               Blue Bell, PA 19422

                            ------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 7, 2000

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Acrodyne Communications, Inc. (the "Company") for use in voting at the 2000 Annual Meeting of Stockholders (the
"Meeting") to be held at the Sinclair Building, 10706 Beaver Dam Road, Cockeysville, Maryland 21030, Second Floor on June 7, 2000 at 11:00 A.M., local time, and at any adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. Solicitation of proxies will be made by mail, telephone and, to the extent necessary, personal interviews. Proxies may be solicited by officers and employees of the Company without additional compensation to them. All expenses incident to the preparation of proxy material and solicitation of proxies are to be paid by the Company. It is anticipated that on or about May 9, 2000 this proxy statement and the enclosed form of proxy will be mailed to stockholders. The Annual Report to Stockholders for the fiscal year ended December 31, 1999 will accompany this proxy statement.

     The persons (the "Proxies") named in the accompanying proxy have advised the Company of their intention, if no contrary instructions are given, to vote the shares represented by the proxies received by them:

     (i) FOR the election as directors of the Company of those persons designated as the Board of Directors nominees;

     (ii) FOR the engagement of Arthur Andersen, LLP independent accountant, as the Company's principal accountant; and

     in accordance with their best judgment on any other matters which may come before the Meeting. At this time, management knows of no other matters which are expected to come before the Meeting. A shareholder executing and returning a proxy has the power to revoke it at any time before it is voted at the Meeting by notice in writing to the Secretary of the Company, or by attending the Meeting and voting in person. Attendance at the Meeting will not, in and of itself, constitute revocation of a proxy.

     The Board of Directors recommends that you vote FOR all of the foregoing proposals.

     Record Date and Share Ownership

     The Board of Directors of the Company has fixed the close of business on April 19, 2000 as the record date (the "Record Date") for the determination of the stockholders entitled to receive notice of, and to vote at, the Meeting. The only outstanding classes of stock of the Company are (i) its Common Stock, par value $.01 per share (the "Common Stock"), and (ii) its 8% Convertible
Redeemable  Preferred  Stock,  par  value  $1.00 per  share  (the "8%  Preferred
Stock").

     As of April 28, 2000 there were 6,981,161 shares issued and outstanding of the Common Stock, and 6,500 shares issued and outstanding of the 8% Preferred Stock.

     Voting

     The Common Stock and the 8% Preferred Stock are the only securities of the Company entitled to vote at the Meeting. At the Meeting, each share of Common Stock is entitled to one vote and each share of 8% Preferred Stock is entitled to 27.68 votes. The Common Stock and the 8% Preferred Stock vote as one class. There are no cumulative voting rights with respect to the Common Stock or the 8% Preferred Stock.

     Quorum

     The presence at the Meeting of the holders of a majority of the shares of stock outstanding on the Record Date, in person or by proxy, constitutes a quorum for the transaction of business by such holders at the Meeting. The stockholders present may adjourn the meeting despite the absence of a quorum.

     Other Proposals

     The Board does not know of any matter other than the foregoing that is expected to be presented for consideration at the Meeting.


                       PROPOSAL I - ELECTION OF DIRECTORS

     The seven individuals named in the table below are the Company's nominees for election to the Board of Directors. Each of the nominees currently serves on the Company's Board of Directors. The directors are elected for a term of one year and will hold office until the next annual meeting of the stockholders or until his or her successor has been elected and qualified. At the Annual Meeting, all directors will be elected to serve until the 2001 Annual Meeting of Stockholders.

     Each of the nominees has consented to being named as a nominee in this Proxy Statement and has agreed to serve if elected. Should any nominee become unable or unwilling to serve for any reason, it is intended that the persons named in the solicited proxy will vote for the election of such other person in their stead as may be designated by the Board of Directors.

     The nominees of the Board of Directors are listed below, with certain information about each of them:

                                                                                          Served as
      Name                Age                 Position with Company                  Director/Officer Since
      ----                ---                 ---------------------                  ----------------------
Nat S. Ostroff             59      Director, Chairman of the Board of Directors          January 1999

A. Robert Mancuso          62      Director, President and CEO of the Company and        May 1991
                                   Acrodyne Industries, Inc.


Martin J. Hermann          61      Director of the Company                               May 1991

David D. Smith             49      Director of the Company                               January 1999

David B. Amy               47      Director , Secretary and Treasurer
                                   of the Company and Acrodyne Industries, Inc.          January 1999

Richard P. Flam            57      Director of the Company                               January 1999

Michael E. Anderson        45      Director of the Company                               March 1999

     NAT S. OSTROFF has served as Chairman of the Board of Directors since he was elected at the special meeting of the stockholders of the Company, on January 27, 1999. Mr. Ostroff is Vice President for New Technology since joining Sinclair in January of 1996. Prior to joining Sinclair, he was the President and

CEO of Comark Communications, Inc., a manufacturer of UHF transmission equipment. Mr. Ostroff founded Acrodyne Industries, Inc. in 1968 and served as its first President and CEO. He is the Chairman of ALTV Engineering Advisory Committee.

     A. ROBERT MANCUSO has been President and Chief Executive Officer of the Company since May 1991. Mr. Mancuso had also served as the Chairman of the Board of Directors of the Company from October 1994 through January 1999. Mr. Mancuso has also served as President and Chief Executive Officer of Acrodyne Industries, Inc. a wholly-owned subsidiary of the Company, since its acquisition by the Company in October 1994. From July 1991 to October 1994, he was also president of R.M. Hudson Co., Inc. financial consultants for mergers and acquisitions. From January 1987 to June 1991, he served as vice president of Reichhold Chemicals, a specialty chemical company. From January 1987 to June 1991, he also served as president of RBH Dispersions, another specialty chemical company. From July 1986 to December 1989, he was senior vice president of Polychrome Corporation, a manufacturer of film and printing plates for the ink industry. Prior to 1986, Mr. Mancuso was employed by Union Carbide Corporation for 26 years.

     MARTIN J. HERMANN has served as Secretary and General Counsel of the Company from May 1991 through January 27, 1999. Mr. Hermann serves as Director, a position he has held since May 1991. Mr. Hermann has been engaged in the private practice of law since 1963.

     DAVID D. SMITH has served as Director since he was elected at the special meeting of stockholders of the Company held on January 27, 1999. Mr. Smith has served as President, Chief Executive Officer and Chairman of the Board of Sinclair since September 1990. From 1984 to 1990, he served as General Manager of WPTT in Pittsburgh, Pennsylvania. In 1980, Mr. Smith founded Comark Television, Inc. From 1978 to 1986, Mr. Smith co-founded and served as an officer and director of Comark Communications, Inc.

     DAVID B. AMY has served as Director since he was elected at the special meeting of stockholders of the Company held on January 27, 1999. Mr. Amy served as Chief Financial Officer of Sinclair from October 1994 until September 1999 when he was elected as Executive Vice President of Sinclair Broadcast Group. Mr. Amy continues to serve Sinclair as its Executive Vice President through this same date. In addition, he serves as Secretary of Sinclair Communications, Inc., a Sinclair subsidiary, which owns and operates Sinclair's broadcasting operations. From 1986 until October 1994, Mr. Amy served as Sinclair's Corporate Controller. Mr. Amy originally joined Sinclair in 1986, as a business manager for WPTT in Pittsburgh, Pennsylvania.

     RICHARD P. FLAM has served as Director since he was elected at the special meeting of stockholders of the Company held on January 27, 1999. Mr. Flam is a Consultant of RF, Microwave and Antenna technology to companies in the Electronics Manufacturing sector. From 1980 to 1996 he was President and CEO of Flam & Russell, Inc., a producer of sophisticated RF Equipment and Systems for military applications and a leader in test systems for Stealth Technology. Previously, he held management and engineering positions with Hazeltine Corporation and American Electronic Laboratories, Inc. Mr. Flam is a Fellow of the Institute of Electrical and Electronic Engineers and holds B.S. and M.S. degrees in Physics from Rensselaer Polytechnic institute and Rutgers University, respectively.

     MICHAEL E. ANDERSON has served as Director since March 22, 1999. Mr. Anderson is a Managing Director in the Media Group at Merrill Lynch with a primary focus on the Broadcasting and Cable industries. Prior to joining Merrill Lynch in June 1999, Mr. Anderson was a member of the Media/Telecom Group at Salomon Smith Barney having joined the firm in June 1992. Mr. Anderson was formerly a Senior Vice President at Kidder, Peabody & Co. Incorporated, having served from 1983 to 1992 in various capacities, including assignments in the Media and Communications and Advisory group, as well as two years in their

London office. From 1977 to 1981, Mr. Anderson served as an officer in the U.S. Navy. He received his M.B.A. from Columbia University and a B.S. from Cornell University.

     Directors will serve in such capacity until the next annual meeting of stockholders or until their successors have been duly elected and qualified. Executive officers are elected by the Board of Directors on an annual basis and serve at the discretion of the Board or pursuant to an employment agreement.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACTS

     Section 16(a) of the Securities Exchange Act of 1934 requires the officers, Directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the NASD. Officers, Directors and greater than ten-percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all such reports they file.

     Based solely on a review of the copies of such reports furnished to the Company, or written representations that no Form 5 was required, the Company believes that all Section 16(a) filing requirements applicable to its officers, Directors and greater than ten-percent beneficial owners were complied with through December 31, 1999 and 1998.

Board of Directors meetings, Compensation.

     The Board of Directors held five (5) meetings during the fiscal year ended December 31, 1999 at which all directors were present and acted by unanimous written consent on several occasions.

     Directors are reimbursed for travel and other reasonable expenses related to Board of Directors meetings. During the March 1999 Board of Directors meeting, the Board granted to outside Directors, Martin Hermann, Richard Flam, and Michael Anderson, 5,000 stock options with a five year exercise period, and immediate vesting. Also, during the same Board of Directors meeting, the Board unanimously approved the appointment of Martin Hermann, David Amy and Richard Flam as the Awards Committee to administer awards under the 1999 Long Term Incentive Plan that was adopted at the 1999 Annual Meeting.

     During the June 1999 Board of Directors Meeting, the Board of Directors unanimously approved the appointment of David Amy, Martin Hermann and Richard Flam to the Acrodyne Communications, Inc,. and the Acrodyne Industries, Inc., Audit Committees. Furthermore, the Board of Directors unanimously appointed David Amy, Martin Hermann and Richard Flam as members of the Acrodyne Communications, Inc. and Acrodyne Industries, Inc., Compensation Committee.

     The affirmative vote of the holders of shares representing a majority of the voting rights issued and outstanding is required to elect the Company's nominees for the Board of Directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE COMPANY'S NOMINEES FOR THE BOARD OF DIRECTORS NAMED ABOVE, WHICH IS DESIGNATED AS PROPOSAL 1 ON THE ENCLOSED PROXY CARD

Executive Officers of the Registrant

     The following table sets forth certain information about the executive officers of the Company. All officers and directors hold office until their respective successors are elected and qualified, or until their earlier resignation or removal.

Name                          Age     Position
----                          ---     --------
A. Robert Mancuso             62      President and Chief Executive Officer of the Company and
                                      Acrodyne Industries, Inc.

Nat S. Ostroff                59      Chairman of the Board of Directors of the Company and
                                      Chairman of the Management Committee of Acrodyne
                                      Industries, Inc.

David B. Amy                  47      Secretary and Treasurer of the Company and of Acrodyne
                                      Industries, Inc.

Dr. Shamir Andrew Ally        58      Corporate Controller of Acrodyne Industries, Inc.

William H. Barclay            58      Vice President Manufacturing of Acrodyne Industries, Inc.

     A. ROBERT MANCUSO has been President and Chief Executive Officer of the Company since its inception in May 1991. Mr. Mancuso had also served as the Chairman of the Board of Directors of the Company from October 1994 through January 1999. Mr. Mancuso has also served as President and Chief Executive Officer of Acrodyne Industries, Inc., a wholly-owned subsidiary of the Company, ("Acrodyne") since its acquisition by the Company in October 1994. From July 1991 to October 1994, he was also president of R.M. Hudson Co. Inc., financial consultants for mergers and acquisitions. From January 1987 to June 1991, he served as vice president of Reichhold Chemicals, a specialty chemical company. From January 1987 to June 1991, he also served as president of RBH Dispersions, another specialty chemical company. From July 1986 to December 1989, he was senior vice president of Polychrome Corporation, a manufacturer of film and printing plates for the ink industry. Prior to 1986, Mr. Mancuso was employed by Union Carbide Corporation for 26 years.

     NAT S. OSTROFF has served as Chairman of the Board of Directors since he was elected at the special meeting of the stockholders of the Company held on January 27, 1999. Mr. Ostroff has served as Sinclair's Vice President for New Technology since joining Sinclair Broadcast Group, Inc. in January of 1996.
Prior to joining Sinclair, he was the President and CEO of Comark Communications, Inc., a manufacturer of UHF transmission equipment. Mr. Ostroff founded Acrodyne Industries, Inc. in 1968 and served as its first President and CEO. He is the Chairman of ALTV Engineering Advisory Committee.

     DAVID B. AMY has served as Director since he was elected at the special meeting of stockholders of the Company held on January 27, 1999. Mr. Amy served as Chief Financial Officer of Sinclair from October 1994 until September 1999 when he was elected as Executive Vice President of Sinclair Broadcast Group. Mr. Amy continues to serve Sinclair as its Executive Vice President through this same date. In addition, he serves as Secretary of Sinclair Communications, Inc., a Sinclair subsidiary, which owns and operates Sinclair's broadcasting operations. From 1986 until October 1994, Mr. Amy served as Sinclair's Corporate Controller. Mr. Amy originally joined Sinclair in 1986, as a business manager for WPTT in Pittsburgh, Pennsylvania.

     DR. SHAMIR ANDREW ALLY has served as Acrodyne's Cost Accounting Manager from February 1999 to May 1999, and as Corporate Controller from May 1999 to present. Prior to joining Acrodyne, Dr. Ally was a Business Turnaround/Start up Financial Consultant from 1987 to 1999 in various capacities, as Corporate Controller, Chief Financial Officer and Vice President Finance & Operations through ICFS. From 1985 to 1987 he was Corporate Controller for Veeco-UPA
Technology, (NYSE listed) and from 1979 to 1985 he was Corporate Controller/Chief Accounting Officer for Porta Systems Corporation. (AMEX listed) Prior to 1979 he was an entrepreneur and Financial Vice President in Guyana, South America. Dr. Ally holds the UK equivalent to the CPA designation and a BBA and MBA from Adelphi University, New York. He also holds a Ph.D. in Accounting, Finance and Administration, and is a SAP R/3 Functional Consultant.

     WILLIAM H. BARCLAY joined Acrodyne in June of 1999 as Vice President Manufacturing. Prior to joining Acrodyne, Mr. Barclay was employed with Kulicke and Soffa Industries, a semiconductor assembly equipment company, from February 1990 to June 1999. Mr. Barclay held the position of Director of Corporate Business Programs and earlier in the 1990's held positions in manufacturing and engineering management. From 1974 to 1990 Mr. Barclay held management positions in engineering and manufacturing with subsidiaries of Philips NV. Prior to 1974 Mr. Barclay's experience included positions with IBM and several new high-tech ventures with both management and professional responsibilities in the areas of Quality, Manufacturing, Engineering and Marketing. He earned both undergraduate and graduate degrees from the University of Pennsylvania.

Executive Compensation

     The following table summarizes the compensation earned by the Company's executive officers for services provided during the Company's fiscal years ended December 31, 1999 and 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                        Long-Term
                                                 Annual Compensation                  Compensation
                                             --------------------------------         -------------
                                                                                        Securities
Name and                        Fiscal                            Other                 Underlying
Principal Position               Year         Salary           Compensation             Options (#)
------------------               ----         ------           ------------             -----------
A. Robert Mancuso                1999        $175,000            $900/month              175,000
President and CEO                1998        $150,000          auto allowance               None

Nat S. Ostroff                   1999        $150,000                                    300,000
Chairman of the Board            1998        None                                           None

David B. Amy                     1999        None                                           None
                                 1998        None                                           None

Dr. Shamir Andrew Ally           1999        $70,000                                        None
Corporate Controller             1998        None                                           None

William H. Barclay               1999        $125,000                                     55,000
Vice-President Manufacturing     1998        None                                           None

On January 27, 1999 Mr. Nat Ostroff was elected as Chairman of the Board of Directors and Chairman of the Management committee of the Company and was granted compensation in the amount of $150,000 annually.

On March 20, 2000 Dr. Shamir Ally was granted compensation in the amount of $80,000.

On June 1, 1999, William Barclay entered into an employment agreement with Acrodyne Industries, Inc., for a term of two years and was granted compensation in the amount of $125,000 annually.

Options/SAR Grants in Last Fiscal Year

     The Company has three stock option plans approved by the Board of Directors and the Company's stockholders: the 1993 Stock Option Plan , the 1997 Stock Option Plan and the newly adopted 1999 Long-Term Incentive Plan.

     The purpose of the Stock Plans are to advance the interests of the Corporation by encouraging and enabling the acquisition of a larger personal propriety interest in the Corporation by employees and directors of, and consultants to, the Corporation and its Subsidiaries upon whose judgments and keen interest the Corporation is largely dependent for the successful conduct of its operations and by providing such employees, directors and consultants with incentives to put forth maximum efforts for the success of the Corporation's business. It is also expected that such incentives will enable the Corporation and its Subsidiaries to attract desirable personnel.

     1993 Stock Option Plan. Under this plan, options for 250,000 were granted to executive employees in 1993 and 1994, all of which are exercisable.

     1997 Stock Option Plan. Under this plan, options for 650,000 shares of Common Stock were granted. The exercise price of 450,000 was $4.50 per share. On October 16, 1998, the Board of Directors repriced the exercise price of these options to $3.00 per share. In January 1999, Mr. Mancuso received 175,000 stock options from this plan, at an exercise price of $3.88, as part of his 1999 Employment Agreement. In December of 1998, the Company granted 25,000 stock options from this plan at an exercise price of $3.50, to a consultant, Mesa Capital, for services. Such options were valued at $65,000 at the time of issuance and were recorded as an expense for fiscal year ending December 31, 1998.

     Both plans were amended on November 19, 1998 to make options exercisable for 10 years from the date of grant, unless prior to the expiration of such options, the option holder ceased to be employed by Acrodyne due to Acrodyne's termination for cause, the option holder's voluntary termination, or the option holder's death or permanent and total disability. In such events, the option remains exercisable for a period not extending beyond three months after the date of cessation of employment.

     1999 Long-Term Incentive Plan In March 1999, the Company adopted the 1999 Long-Term Incentive Plan under which awards may be granted in the form of stock, restricted stock, stock options, stock appreciation rights or cash. Under the 1999 Plan, the Company may make stock-based awards of up to an aggregate of 2,000,000 shares of Common Stock. On August 23, 1999 the Board granted 370,000 options to employees and Board members. The options have an exercise price of $2.34 per share.

                   OPTION/SAR GRANTS IN LAST FISCAL YEAR 1999
                               (Individual Grants)

                                                      Percent of
                                    Number of       Total Options
                                   Securities         Granted to      Exercise
                                   Underlying         Employees        Price              Expiration
      Name                           Options           In 1999        per Share             Date
      ----                           -------           -------        ---------             ----
A. Robert Mancuso                    175,000            32.15 %         $3.88          January 1, 2009
Nat Ostroff                          300,000            55.05 %         $2.34          August 23, 2009
William Barclay                       55,000            10.10 %         $2.34          August 23, 2009
Martin Hermann                         5,000              .90 %         $2.34          August 23, 2009
Richard Flam                           5,000              .90 %         $2.34          August 23, 2009
Michael Andersen                       5,000              .90 %         $2.34          August 23, 2009
Total grants in fiscal 1999          545,000            100 %

In January 1999, Mr. Mancuso received 175,000 stock options from the 1997 Stock Option Plan, at an exercise price of $3.88, as part of his 1999 Employment Agreement, 116,666 of these options became exercisable on January 4, 1999 and 2000. The remaining 58,334 options will become exercisable on January 4, 2001.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

                                                         Number of Securities      Value of Unexercised
                                                       Underlying Unexercised           In-the-Money
                                                              Options                      Options
                          Number          Shares            at Year End                 at Year End
                         of Held         Acquired         Exercisable (E)/            Exercisable (E)/
Name                     Options        on Exercise      Unexercisable (U)              Unexercisable
----                     -------        -----------    ---------------------        --------------------
A. Robert Mancuso         612,500         - 0 -        E           554,166          E         $84,400
                                                       U            58,334          U              $0
Nat S. Ostroff            300,000         - 0 -        E           300,000          E        $123,000
                                                       U              None          U              $0
William H. Barclay         55,000         - 0 -        E            27,500          E          11,275
                                                       U            27,500          U          11,275
Directors                  15,000         - 0 -        E            15,000          E           6,150
                                                       U              None          U              $0

Employment Agreements

     Mancuso Employment Agreement

     As a condition to the Sinclair investment, the Company entered into an employment agreement with Mr. Mancuso (the "Employment Agreement"). The Employment Agreement has an initial three year term, and commences on January 4, 1999 and automatically renews for successive two year terms. Mr. Mancuso is entitled to a minimum base salary of $175,000 per year and an annual bonus, not to exceed his base salary, equal to 5% of Acrodyne's earnings before interest and taxes for each fiscal year, excluding costs for research and development, as determined from Acrodyne's audited statement of operations. In addition, Mr. Mancuso was given options to purchase up to 175,000 shares of Common Stock under the 1997 stock option plan Mr. Mancuso also has an automobile allowance of $900.00 per month. Mr. Mancuso's employment agreement includes a non-competition obligation that extends for two years following the expiration of the agreement or the earlier termination of his employment. Mr. Mancuso is entitled, upon his termination without cause, to a severance payment in an amount equal to his base salary for the then-remaining term of his employment agreement plus one additional year of base salary.

     Barclay Employment Agreement

     The Company entered into an employment agreement with Mr. Barclay (the "Employment Agreement"). The Employment Agreement has an initial two year term commencing on June 1, 1999. The agreement may be renewed and or renegotiated for an additional two (2) year terms or more after the Term subject to the mutual approval of Employee and Company management. Mr. Barclay is entitled to an annual base salary of $125,000 during the term. The base salary may be increased from time to time by the Company at its discretion.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information with respect to the beneficial ownership of shares of Common Stock and Warrants, as of April 30, 2000, and 8% Preferred Stock, as of the same date, by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock or 8% Preferred Stock, (ii) each director, (iii) each director nominee, (iv) the executive officers and (v) all directors and officers as a group:

(1)                           (2)                            (3)                      (4)
                                                                                    Percent
                         Name & Address                Amount & Nature of          of Voting
Title of Class           of Beneficial Owner (a)       Beneficial Ownership          Stock
--------------           -----------------------       --------------------          -----
Common Stock             Sinclair                     4,256,376 shares (b)          48.27%
Common Stock             A. Robert Mancuso              609,166 shares (c)          12.46%
Common Stock             Martin J. Hermann               68,000 shares (d)           0.90%
Common Stock             Scorpion / Newlight Groups     500,000 shares (e)           6.69%
Common Stock             Nat Ostroff                    300,000 shares (f)           4.12%
Common Stock             William H .Barclay              27,500 shares (g)           0.41%
All officers and directors as a group (7 persons)     1,004,666 shares (h)          15.08%

                                                      Preferred Stock assuming
                                                            conversion
                                                        into Common Stock
                                                        -----------------
8% Preferred Stock       Furst Associates                85,116 shares (i)           1.26%
8% Preferred Stock       Eagle Partners                  45,672 shares (i)           0.68%
8% Preferred Stock       FM Partners                     35,292 shares (i)           0.52%
8% Preferred Stock       Dynamic Value Partners          13,840 shares (i)           0.21%

(a) The address of Sinclair Broadcast Group, Inc. is 10706 Beaver Dam Road, Cockeysville, Maryland 21030 The address of Mr. Mancuso, Mr. Ostroff and Mr. Barclay is c/o the Company, 516 Township Line Road, Blue Bell, Pennsylvania 19422. The address of Mr. Hermann is 725 Glen Cove Avenue, Glen Head, New York 11545. The address of Furst Associates, Eagle Partners and FM Partners is Suite 105, 621 E. Germantown Pike, Plymouth Valley, Pennsylvania 19401. The address of Dynamic Value Partners is 1959 Fourth Street, South Naples, Florida 34102.

(b) Includes 1,431,333 shares of Common Stock issued to Sinclair under the subscription agreement, includes 800,000 shares of Common Stock which Sinclair purchased from the Scorpion Investors, 112,000 shares issued in accordance with the Lease and Loan Guarantee Agreement, 75,000 shares issued upon the exercise of 75,000 warrants from the Investor Warrant Agreement 1,258,333 shares of Common Stock issuable upon the exercise of warrants from the Investor Warrant Agreement exercisable immediately after the closing of the Sinclair Investment on January 27, 1999 and 579,710 immediate exercisable after the execution of the Debenture Agreement.

(c) Includes 237,500 shares of Common Stock issuable upon the exercise of stock options granted to Mr. Mancuso consisting of (i) 137,500 shares of Common Stock issuable pursuant to the 1993 Stock Option Plan, of which 100,000 and 37,500 options vested on October 14, 1995 and June 9, 1996, respectively and (ii) 100,000 shares of Common Stock issuable upon the exercise of options issued pursuant to the terms of Mr. Mancuso's 1994 employment agreement, of which 33,333 options vested on January 1, 1995 ,1996 and 1997. Includes 200,000 shares of Common Stock granted under the 1997 Stock Option Plan of which 200,000 vested on June 30, 1997, 1998 and 1999. Includes 175,000 shares of Common Stock granted according to the 1999 Employment Agreement under the 1997 Stock Option Plan of which 116,666 vested on January 4, 1999 and January 4, 2000.

                                       9

(d) Includes 20,000 shares of Common Stock issuable upon the exercise of vested options granted under Acrodyne's 1997 Stock Option Plan. Includes 5,000 shares of Common Stock upon the exercise of vested options under the 1999 Long Term Incentive Plan.

(e) Includes 500,000 shares of Common Stock issuable upon the exercise of warrants granted under a Stock Purchase Plan.

(f) Includes 300,000 shares of Common Stock issuable upon the exercise of options granted under the 1999 Long Term Incentive Plan.

(g) Includes 27,500 shares of Common Stock issuable upon the exercise of vest on options granted under the 1999 Long Term Incentive Plan.

(h) Reflects beneficial ownership of all directors and officers and includes 1,054,666 shares of Common Stock issuable upon the exercise of options. None of the officers or directors of Acrodyne beneficially owns any shares of Preferred Stock.

(i) Preferred Stockholders own in the aggregate 6,500 shares of Preferred Stock at a conversion rate at which one share of Preferred Stock equals 27.68 shares of Common Stock. Furst Associates owns 3,075 shares of Preferred Stock or 47.31% of the issued and outstanding Preferred Stock. Eagle Partners owns 1,650 shares of Preferred Stock or 25.38% of the issued and outstanding Preferred Stock. FM Partners owns 1,275 shares of Preferred Stock or 19.62% of the issued and outstanding Preferred Stock and Dynamic Value Partners owns 500 shares of Preferred Stock or 7.69% of the issued and outstanding Preferred Stock. Since the Preferred class does not vote as an independent class, this table assumes the conversion of all Preferred Stock to Common Stock to accurately reflect beneficial ownership.

Certain Relationships and Related Transactions

     Sinclair Ownership and Beneficial Ownership Table
     (beneficial ownership/ may be exercised with 60 days)

                           No. of shares         Type              Method                                      Percentage
                           -------------         ----              ------                                      ----------
ownership                    1,431,333       Common stock         Subscription Agreement
--------------------------------------------------------------------------------------------------------------------------
ownership                      800,000       Common Stock         Previously held by Scorpion Newlight
                                                                  Investors LLC
--------------------------------------------------------------------------------------------------------------------------
ownership                      112,000       Common Stock         Lease and Loan Guarantee Agreement
--------------------------------------------------------------------------------------------------------------------------
ownership                       75,000       Common Stock         Exercised warrants from Investor Warrant
                                                                  Agreement
--------------------------------------------------------------------------------------------------------------------------
Total Actual ownership       2,418,333       Common Stock         Total Shares Outstanding 6,981,161
                                                                                                                 34.64%
--------------------------------------------------------------------------------------------------------------------------
Beneficial Ownership          1258,333       Warrants             Investor Warrants (2,000,000 total)
                                                                  (1,333,333 exercisable less 75,000
                                                                  previously exercised)
--------------------------------------------------------------------------------------------------------------------------
Beneficial Ownership           579,710       Warrants             Debenture Agreement
--------------------------------------------------------------------------------------------------------------------------
Actual plus Beneficial       4,256,376                                                                           48.27%
Ownership
--------------------------------------------------------------------------------------------------------------------------

     Any future transactions between the Company and any affiliate thereof will be on terms no less favorable to the Company than those which are generally available from unaffiliated third parties and must be ratified by a majority of independent members of the Company's Board of Directors who do not have an interest in such transactions.

Certain Relationships with Sinclair:

     On January 27, 1999 Sinclair Broadcast Group acquired a significant equity interest in Acrodyne. Pursuant to the subscription agreement, Sinclair has made a cash infusion of $4.3 million in Acrodyne in receipt of 1,431,333 shares of Acrodyne's common stock and warrants to purchase up to an aggregate of 8,719,225 shares over a term of seven years at prices ranging from $3.00 to $6.00 per share. Of such warrants, 6,000,000 are exercisable only upon Acrodyne's achievement of increased product sales or sales of products with new technology. Sinclair has also acquired an additional 800,000 shares of common stock previously held by the Scorpion/New Light investment group., 112,000 shares were recently acquired in the Lease and Loan Guarantee Agreement and 75,000 shares were recently acquired in the exercise of 75,000 warrants from the Investor Warrant Agreement. Sinclair now holds an aggregate of 2,418,333 shares of Acrodyne, representing approximately 34.64% of issued common stock, assuming no other warrants are exercised. If Sinclair were to exercise all warrants received pursuant to the Subscription Agreement, Sinclair would own 11,642,268 shares of Common Stock, representing 71.85% of all outstanding voting stock on a fully diluted basis.

     As part of the transactions dated January 27, 1999, between Sinclair and Acrodyne, three Sinclair employees, Nathanial Ostroff, David Smith and David Amy, were elected to serve on Acrodyne's board of directors. Nathanial Ostroff has served as Sinclair's Vice President for New Technology since joining Sinclair in January of 1999. David Smith has served as President, Chief Executive Officer and Chairman of the Board of Sinclair since September 1990. David Amy has served as Chief Financial Officer of Sinclair since October, 1994 until September 1999. Mr. Amy now serves as Executive Vice President of Sinclair Broadcast Group. In addition he serves as Secretary of Sinclair Communications, Inc., a Sinclair subsidiary, which owns and operates Sinclair's broadcast operations.

     In November of 1999 Sinclair and Acrodyne entered into a Guaranty and Lease Compensation Agreement under which, (i) in consideration for Sinclair guaranteeing Acrodyne's loan of $2,500,000 from PNC Bank as of September 19, 1999, Sinclair received 75,300 Shares and, (ii) in consideration for Sinclair entering into a lease with PBP LP for the benefit of Acrodyne, Sinclair received 36,700 Shares. (A total of 112,000 Shares of Common Stock received in compensation for the Lease and Loan Agreement)

     In March 2000 Sinclair and Acrodyne entered into a Debenture Agreement under which Acrodyne received a loan from Sinclair for $2,000,000 in principal with an interest rate of 10.5% per year. As part of the Debenture, Sinclair may exercise its right at any time, to convert all of the outstanding principal into Shares. The number of Shares issued will be determined by dividing the principal outstanding as of the conversion date into $3.45. Sinclair may immediately convert the current principal into 579,710 Shares.

Impact on Voting Rights of Shareholders

     Pursuant to the transaction agreements, Sinclair has the right to nominate three out of seven members of Acrodyne's board of directors, Mr. Mancuso has the right to nominate two of seven members of Acrodyne's board of directors, and the remaining two members of Acrodyne's board of directors must be independent from and nominated by both Mr. Mancuso and Sinclair. Mr. Mancuso and Sinclair have agreed to vote their shares in favor of these nominees. This may prevent shareholders from electing any members of Acrodyne's board of directors which are not nominated by Sinclair and Mr. Mancuso.

Removal of Directors

     Pursuant to the transaction agreements, Mr. Mancuso and Sinclair are limited in their ability to vote their shares for the removal of any member of Acrodyne's board of directors. In addition, upon the request of either Mr. Mancuso or Sinclair to remove a director previously designated for nomination solely designated by Mr. Mancuso or Sinclair, as the case may be. This may prevent shareholders from removing any members of Acrodyne's board of directors which are not requested for removal by Sinclair and Mr. Mancuso.

Change of Control

     Currently, Sinclair has significant control over Acrodyne, since it owns 34.64% of the outstanding voting shares with an option to immediately exercise warrants to purchase 1,258,333 Shares common stock, and an option to immediately convert a debenture into 579,710 Shares thereby increasing its ownership to 48.27% of the outstanding voting shares. Sinclair could, through the exercise of all warrants in accordance with their respective terms, increase its ownership to 71.85% of the outstanding Shares. Considering Sinclair's substantial control over Acrodyne's board of directors and its holding of a significant number of voting shares, it will be very unlikely or impossible for any third party to acquire control over Acrodyne without Sinclair's prior approval.


                                   PROPOSAL II

                       RATIFICATION OF ARTHUR ANDERSEN LLP
                      AS THE COMPANY'S INDEPENDENT AUDITORS

     Subject to shareholder ratification, the Board of Directors has REAPPOINTED THE FIRM OF Arthur Andersen LLP ("Arthur Andersen") as the Company's independent auditors to examine the Company's financial statements for the fiscal year ended December 31, 2000. Arthur Andersen has served as the Company's independent auditors since the appointment on April 30, 1999. The Board of Directors recommends that the shareholders vote FOR such ratification. Ratification of the appointment of auditors would require a majority of the votes cast thereon. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the vote. If the shareholders do not ratify this appointment, other independent auditors will be considered by the Board.

     Representatives of Arthur Andersen LLP are expected to attend the Meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions.

     The Board of Directors recommends that stockholders vote FOR the engagement of Arthur Andersen, LLP as the Company's independent auditor. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the vote.

     The affirmative vote of the holders of shares representing a majority of the voting rights issued and outstanding is required to appoint a new independent auditor.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ENGAGEMENT OF ARTHUR ANDERSEN DESIGNATED AS PROPOSAL 2 ON THE ENCLOSED PROXY CARD.


                             STOCKHOLDERS PROPOSALS

     Stockholders who wish to present proposals at the 2001 Annual Meeting should submit their proposals in writing to the Secretary of the Company at the address set forth on the first page of this proxy statement. Proposals must be received no later than January 11, 2001 for inclusion in next year's proxy statement and proxy card.


                         ANNUAL REPORT ON FORM 10-KSB/A

     Upon the written request of any shareholder, the Company will provide, without charge, a copy of the Company's Annual Report on Form 10-KSB/A filed with the Commission for the year ended December 31, 1999. This request should be directed to the Corporate Secretary, Acrodyne Communications, Inc., 516 Township Line Road, Blue Bell, PA 19422.


                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, as well as persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. Directors, executive officers and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on a review of the copies of such reports furnished to the Company, or written representations that no Form 5 was required, the Company believes that all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis during the past fiscal year.


                               GENERAL INFORMATION

     The cost of soliciting the enclosed form of Proxy will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

     Directors, officers and regular employees of the Company may, without additional compensation, solicit proxies either personally or by telephone, telegram or special letter.

     At this time, the Board of Directors knows of no other business that will come before the Meeting. However, if any other matters properly come before the Meeting, the persons named as Proxies will vote on any such matters in accordance with their best judgment.

                                      By Order of the Board of Directors

                                      /s/ David B. Amy
                                      David B. Amy,
                                      Secretary

April 30, 1999

                                      PROXY
                          ACRODYNE COMMUNICATIONS, INC.
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.
     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

     The undersigned stockholder of ACRODYNE COMMUNICATIONS, INC. hereby appoints A. Robert Mancuso as proxy with full power of substitution, for and in the name, place and stead of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of ACRODYNE COMMUNICATIONS, INC. to be held at the Sinclair Building, 10706 Beaver Dam Road, Cockeysville, Maryland 21030, Second Floor at 11:00A.M., local time and at any adjournments thereof, and to vote all shares of Common Stock, 8% Preferred Stock standing in the name of the undersigned with all the powers the undersigned would possess if personally present, in accordance with the instructions below and on the reverse hereof, and in their discretion upon such other business as may properly come before the meeting.

     THIS PROXY WILL BE VOTED ON THE REVERSE HEREOF, AND WILL BE VOTED IN FAVOR OF PROPOSALS 1 & 2 IF NO INSTRUCTIONS ARE INDICATED.

     1. Election of Directors. Nominees: Nat S. Ostroff, A. Robert Mancuso, David D. Smith, David B. Amy, Martin J. Hermann, Richard P. Flam, Michael E. Anderson

                FOR
        all nominees listed                          WITHHOLD AUTHORITY
(except as marked to the contrary)            (to vote for all nominees listed)
               /_/                                        /_/

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line below)

     ----------------------------------------------------------------------
                  IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

     (Continued from other side)

     2. Proposal for the engagement of another independent accountant as the Company's principal accountant.

          FOR /_/        AGAINST /_/         ABSTAIN /_/

     Common Stock _______________       8% Preferred Stock ____________

     /_/ I PLAN TO ATTEND MEETING


                                        The  undersigned   hereby   acknowledges
                                        receipt of the Notice of Annual  Meeting
                                        of  Stockholders to be held June 7, 2000
                                        and  the   Proxy   Statement   furnished
                                        herewith.


                                        Signature_______________________________


                                        Date____________________________________


                                        Please  sign  exactly  as  name  appears
                                        hereon.   When   signing  as   attorney,
                                        executor,   administrator,   trustee  or
                                        guardian, give full title as such. If more than one name appears hereon, all parties named should sign.